UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 20, 2012 (June 20, 2012)

FIFTH & PACIFIC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10689	13-2842791
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1441 Broadway, New York, New York, 10018

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:  (212) 354-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Fifth & Pacific Companies, Inc. (the  “Company”) is filing this Report in connection with the appointment, effective June 20, 2012, of Michael Rinaldo as Vice President, Corporate Controller and Chief Accounting Officer  of the Company. Prior to his appointment, Mr. Rinaldo, age 41, served as Vice President, Corporate Finance & Assistant Controller of the Company since 2009. Mr. Rinaldo joined the Company as Vice President, Corporate Finance in 2007. Prior to joining the Company, Mr. Rinaldo was employed by Cendant Corporation, from 2003-2007, where he advanced to Vice President of Corporate Finance. Prior to that, Mr. Rinaldo was an auditor for Pricewaterhouse Coopers from 1995-2003.

In addition, effective June 20, 2012, Elaine Goodell has been appointed as Vice President, Finance Governance and Risk Management of the Company.  Previously, Ms. Goodell served as Vice President, Corporate Controller and Chief Accounting Officer.

Item 8.01.	OTHER EVENTS.

Fifth & Pacific Companies, Inc. (the “Company”) announced today that the Company will reduce the work force in the Company’s corporate centers in New Jersey and New York, such reduction to impact in excess of 100 positions, resulting in estimated annualized cost savings of  approximately $15 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH & PACIFIC COMPANIES, INC.

Date: June 20, 2012	By:	/s/ Nicholas Rubino
	Name:	Nicholas Rubino
	Title:	Senior Vice President – Chief Legal Officer, General Counsel
and Secretary